UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2023

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road, Building III, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On March 28, 2023, Aspira Women’s Health Inc. (the “Company”) and Lincoln Park Capital Fund, LLC (“Lincoln Park”) entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company has the right, in its sole discretion, to sell to Lincoln Park shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate value of up to $10,000,000 (the “Purchase Shares”), subject to certain limitations and conditions set forth in the Purchase Agreement. The Company will control the timing and amount of any sales of Purchase Shares to Lincoln Park pursuant to the Purchase Agreement.

Under the Purchase Agreement, on any business day after March 28, 2023 selected by the Company over the 36-month term of the Purchase Agreement (each, a “Purchase Date”), the Company may direct Lincoln Park to purchase up to 100,000 shares of Common Stock on such Purchase Date (a “Regular Purchase”); provided, however, that (i) a Regular Purchase may be increased to up to 200,000 shares, if the closing sale price per share of the Common Stock on Nasdaq is not below $0.50 on the applicable Purchase Date; (ii) a Regular Purchase may be increased to up to 250,000 shares, if the closing sale price per share of the Common Stock on Nasdaq is not below $0.75 on the applicable Purchase Date; and (iii) a Regular Purchase may be increased to up to 300,000 shares, if the closing sale price per share of the Common Stock on Nasdaq is not below $1.00 on the applicable Purchase Date. In any case, Lincoln Park’s maximum obligation under any single Regular Purchase will not exceed $1,000,000. The above-referenced share amount limitations and closing sale price thresholds are subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement. The purchase price per share for each such Regular Purchase will be equal to the lesser of:

•the lowest sale price for the Common Stock on the Nasdaq Capital Market on the date of sale; and

•the average of the three lowest closing sale prices for the Common Stock on the Nasdaq Capital Market during the 10 consecutive business days ending on the business day immediately preceding the purchase date.

The Company also has the right to direct Lincoln Park, on any business day on which the Company has properly submitted a Regular Purchase notice for the maximum amount the Company is then permitted to sell to Lincoln Park in such Regular Purchase, to purchase an additional amount of the Common Stock (an “Accelerated Purchase”) of up to the lesser of:

•300% of the number of shares to be purchased pursuant to such Regular Purchase; and

•30% of the aggregate shares of the Common Stock traded on the Nasdaq Capital Market during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date is referred to as the Accelerated Purchase Measurement Period.

The purchase price per share for each such Accelerated Purchase will be equal to 97% of the lessor of:

•the volume-weighted average price of the Common Stock on the Nasdaq Capital Market during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

•the closing sale price of the Common Stock on the Nasdaq Capital Market on the applicable Accelerated Purchase date.

The Company also has the right to direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement to purchase an additional amount of the Common Stock in an Additional Accelerated Purchase, as defined in the Purchase Agreement.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and the Company will control the timing and amount of any sales of Common Stock to Lincoln Park.

The Purchase Agreement prohibits the Company from directing Lincoln Park to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in Lincoln Park beneficially owning more than 9.99% of the then total outstanding shares of Common Stock.

Under applicable rules of the Nasdaq Capital Market, the Company may not issue or sell to Lincoln Park under the Purchase Agreement more than 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”) (or 24,976,133 shares, based on 124,943,144 shares outstanding immediately prior to the execution of the Purchase Agreement), unless (i) the Company obtains stockholder approval to issue shares of its Common Stock in excess of the Exchange Cap to Lincoln Park under the Purchase Agreement in accordance with applicable Nasdaq rules or (ii) the average price of all applicable sales of Common Stock to Lincoln Park under the Purchase Agreement, including the issuance of the Commitment Shares (as defined below), equals or exceeds $0.3629 per share, which is the lower of (A) the official closing price of the Common Stock on Nasdaq on the date immediately preceding the execution Purchase Agreement and (B) the average official closing price of the Common Stock on Nasdaq for the five consecutive trading days immediately preceding date of the Purchase Agreement, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules.

The Purchase Agreement does not limit the Company’s ability to raise capital from other sources at its sole discretion, except that, subject to certain exceptions, for a period set forth in the Purchase Agreement, the Company may not enter into any equity line of credit or similar continuous offering other than with Lincoln Park, excluding an “at the market offering” of Common Stock exclusively through one or more registered broker dealers.

The Purchase Agreement and Registration Rights Agreement each contain customary representations, warranties, and agreements of the Company and Lincoln Park, indemnification rights and other obligations of the parties. The Offering of Common Stock pursuant to the Purchase Agreement will terminate on the date that all shares offered by the Purchase Agreement have been sold or, if earlier, the expiration or termination of the Purchase Agreement. The Company has the right to terminate the Purchase Agreement at any time, without fee, penalty or cost to the Company.

Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock.

In consideration for entering into the Purchase Agreement, the Company agreed to issue 715,990 shares of Common Stock (the “Commitment Shares”) to Lincoln Park as an initial commitment fee. The Company will not receive any cash proceeds from the issuance of the Commitment Shares.

The aggregate net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which shares of Common Stock are sold to Lincoln Park. Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreement and the amount of such net proceeds will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company as to other available and appropriate sources of funding for the Company. The Company expects to use any proceeds from the sale of the Purchase Shares to develop its product pipeline, for working capital and for general corporate purposes.

The issuance of the Purchase Shares and Commitment Shares have been registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-252267) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement filed on

March 28, 2023. A copy of the legal opinion as to the legality of the shares of Common Stock subject to the Purchase Agreement is filed as Exhibit 5.1 attached hereto.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and the Registration Rights Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits.

The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports the Company may file with the Securities and Exchange Commission (“SEC”).

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of Common Stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the potential offering of securities under the Purchase Agreement, and other statements containing the words “expect,” “intend,” “may,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions, uncertainties inherent in the conduct of ongoing and planned future clinical trials, and such other factors as are set forth under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 10, 2022, and in other filings that the Company may make with the SEC in the future. Any forward-looking statements contained in this Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

 Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit
Number	Exhibit Description
5.1	Opinion of Cooley LLP.
10.1	Purchase Agreement, dated as of March 28, 2023, by and between Aspira Women’s Health Inc. and Lincoln Park Capital Fund, LLC.
10.2	Registration Rights Agreement, dated as of March 28, 2023, by and between Aspira Women’s Health Inc. and Lincoln Park Capital Fund, LLC.
23.1	Consent of Cooley LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRA WOMEN’S HEALTH INC.

Date: March 30, 2023By: /s/ Marlene McLennan

Marlene McLennan

Interim Chief Financial Officer